EXHIBIT 99.1

Reminder:  Conference Call Today at 2:30 ET, Dial In 866-818-1223 (ID#1266354)

FOR IMMEDIATE RELEASE

CardioTech International Reports First Quarter Fiscal 2009 Results

AdvanSource Biomaterials Brand Launched in Quarter

WILMINGTON, MA, August 13, 2008. CardioTech International, Inc. (AMEX: CTE),  a leading developer and manufacturer of advanced biomaterials for a broad range of medical devices, today reported financial results for the fiscal first quarter ended June 30, 2008.  The Company’s financial condition and results of operations, which are based on the Company’s continuing operations, exclude the financial condition and results of Gish Biomedical, Inc. and Catheter and Disposables Technology, Inc. (“CDT”), both former wholly-owned subsidiaries of the Company, which were sold during the fiscal year ended March 31, 2008.

Fiscal First Quarter & Recent Highlights:
•	In June 2008, the Company launched its AdvanSource Biomaterials brand and is receiving a positive response to its initial marketing effort; and
•
The Company received approval in July for an export license for its 4mm CardioPass™ synthetic coronary bypass graft following necessary Ministry of Health approval for the second size graft and a second site for its European clinical trial for CardioPass™.

Financial Results
For the fiscal first quarter ended June 30, 2008, revenues were $874,000 as compared to $852,000 in the year-earlier period.  Net loss and net loss from continuing operations during the fiscal first quarter were $559,000, or $0.03 per diluted share.  These results compare to a year-earlier period net loss of $1.8 million, or $0.09 per diluted share, comprised of net loss from continuing operations of $95,000, or $0.00 per diluted share and a $1.7 million loss, or $0.09 per diluted share, from discontinued operations as a result of the sale of Gish and CDT.

The overall increase in revenues during the three months ended June 30, 2008 was due in part to an increase in royalties and development fees, which rose to $561,000, a 13% increase from $498,000 in the year-earlier period, partially offset by a decrease in product sales.

Gross margin declined during the fiscal first quarter ended June 30, 2008 due to scrap incurred in the production of biomaterials, increased staffing, and other costs aimed at improving the Company’s manufacturing processes and quality systems.  Selling, general and administrative expenses increased by 68% to $924,000 during the fiscal first quarter ended June 30, 2008 attributable, in part, to incremental professional fees, the appointment of the Company's first-time Global Sales Director for materials science and significant expansion of marketing and branding initiatives.  During the past fiscal year, the Company made a substantial investment in infrastructure and systems improvements.

The Company's cash and cash equivalents balance at June 30, 2008 was $5.6 million and working capital was $5.7 million.

Commenting on CardioTech’s performance, President and CEO Michael Adams said:  “The operating results during this past quarter reflect our investment in both a comprehensive marketing launch for our AdvanSource Biomaterials brand and application of resources to improve the quality systems and efficiency of our manufacturing processes.  We expect to benefit from the stream of new inquiries generated by our initial marketing effort at a major medical device industry trade show in early June.”

“Deployment of working capital is focused on gaining broader recognition for our advanced biomaterials to existing and potential customers.  We are proceeding at two sites with two graft sizes in the European clinical trial of CardioPass™, our synthetic coronary artery bypass graft.  CardioPass™ is a breakthrough device that reflects CardioTech’s unique strength in polymer science,”  Mr. Adams concluded.

CONFERENCE CALL & REPLAY INFORMATION

CardioTech will host a conference call with investors at 2:30 p.m. ET on Wednesday, August 13 2008 to discuss its fiscal first quarter 2009 financial results. Participants should dial-in (866) 818-1223 Conference ID# 1266354 or (703) 639-1376 outside the U.S. Please dial-in 10 minutes before the call is scheduled to begin.

A replay will be available approximately two hours after the conference call ends for a period of two weeks at 888-266-2081 reference # 1266354 or 703-925-2533 outside the U.S.

About CardioTech International:

Through its newly formed AdvanSource Biomaterials Corporation subsidiary, CardioTech develops advanced polymer materials which provide critical characteristics in the design and development of medical devices. The Company’s biomaterials are used in devices that are designed for treating a broad range of disease states and anatomical sites. The Company’s business model leverages its proprietary materials science technology and manufacturing expertise in order to expand its product sales and royalty and license fee income.  CardioTech is conducting a clinical trial for regulatory approval in Europe for its CardioPass™ synthetic coronary bypass graft. More information about CardioTech is available at its new website: www.advbiomaterials.com

Forward-Looking Statements:
CardioTech believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties.  Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements.  For further information on such risks and uncertainties, you are encouraged to review CardioTech’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2008.  CardioTech assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.
For Further Information Contact:

Eric Walters	Sylvia Dresner
Vice President & Chief Financial Officer	Senior Vice President
CardioTech International, Inc.	VMW Corporate & Investor Relations
978-657-0075	212-616-6161
info@advbiomaterials.com	info@vmwcom.com

(FINANCIAL TABLES FOLLOW)

CardioTech International, Inc.
Condensed Consolidated Balance Sheets
(Unaudited - in thousands, except share and per share amounts)

	June 30,	March 31,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$5,635	$6,733
Accounts receivable-trade, net of allowance of $5 and $6 as of June 30, 2008 and March 31, 2008, respectively	183	46
Accounts receivable-other	522	480
Inventories	285	149
Prepaid expenses and other current assets	79	149
Total current assets	6,704	7,557
Property, plant and equipment, net	3,481	3,339
Goodwill	487	487
Other assets	22	178
Total assets	$10,694	$11,561
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$304	$370
Accrued expenses	336	698
Deferred revenue	232	148
Current liabilities of discontinued operations	149	149
Total current liabilities	1,021	1,365
Commitments and contingencies
Stockholders' equity:
Preferred stock; $0.01 par value; 5,000,000 shares authorized; 500,000 shares issued and none outstanding as of June 30, 2008 and March 31, 2008	-	-
Common stock; $0.001 par value; 50,000,000 shares authorized; 21,067,313 shares issued and outstanding as of June 30, 2008 and March 31, 2008	21	21
Additional paid-in capital	38,602	38,566
Accumulated deficit	(28,950)	(28,391)
Total stockholders' equity	9,673	10,196
Total liabilities and stockholders' equity	$10,694	$11,561

CardioTech International, Inc.
Condensed Consolidated Statements of Operations
(Unaudited - in thousands, except per share amounts)

	For The Three Months Ended June 30,
	2008	2007

Revenues:
Product sales	$313	$354
Royalties and development fees	561	498
	874	852
Cost of sales	347	175
Gross margin	527	677
Operating expenses:
Research, development and regulatory	183	230
Selling, general and administrative	924	550
	1,107	780
Loss from operations	(580)	(103)
Interest income	21	8
Net loss from continuing operations	(559)	(95)
Loss from discontinued operations	-	(555)
Loss on sale of Gish	-	(1,178)
Net loss from discontinued operations	-	(1,733)
Net loss	$(559)	$(1,828)
Net loss per common share, basic and diluted:
Net loss per share, continuing operations	$(0.03)	$(0.00)
Net loss per common share, discontinued operations	-	(0.09)
Net loss per common share	$(0.03)	$(0.09)
Shares used in computing net loss per common share, basic and diluted	21,067	20,032